UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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The Taiwan Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE TAIWAN FUND, INC.

c/o State Street Bank and Trust Company,

P.O. Box 5049, One Lincoln Street,

Boston, Massachusetts 02111

For questions about the Proxy Statement, please call (800) 283-2519

August 13, 2014

Dear Stockholder:

A Special Meeting of Stockholders of The Taiwan Fund, Inc. (the “Fund”) will be held at 10:30 a.m., Eastern Time on Monday, September 22, 2014, at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111. A Notice and Proxy Statement regarding the Meeting, proxy card for your vote, and postage prepaid envelope in which to return your proxy card are enclosed.

The matter on which you, as a stockholder of the Fund, are being asked to vote is the approval of the proposed Investment Advisory Agreement between the Fund and JF International Management Inc.

The Board of Directors recommends that you vote FOR the proposal.

Respectfully,

Brian F. Link

Secretary

STOCKHOLDERS ARE STRONGLY URGED TO VOTE BY TELEPHONE, BY INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE A QUORUM AT THE MEETING.

THE TAIWAN FUND, INC.

Notice of a Special Meeting of Stockholders

September 22, 2014

To the Stockholders of The Taiwan Fund, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of The Taiwan Fund, Inc. (the “Fund”) will be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, on Monday, September 22, 2014 at 10:30 a.m., local time, for the following purposes:

(1) To approve the proposed Investment Advisory Agreement between the Fund and JF International Management Inc.; and

(2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 31, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to vote by telephone, by Internet or by completing, dating and signing the enclosed form of proxy and returning it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited by the Board of Directors of the Fund.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING ON SEPTEMBER 22, 2014: This Notice and the Proxy Statement are available on the Internet at www.proxy-direct.com/twn-25810.

By order of the Board of Directors

BRIAN F. LINK

Secretary

August 13, 2014

PROXY STATEMENT

THE TAIWAN FUND, INC.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Taiwan Fund, Inc. (the “Fund”) for use at a Special Meeting of Stockholders (the “Meeting”), to be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, on Monday, September 22, 2014 at 10:30 a.m., local time, and at any adjournments thereof.

This Proxy Statement and the form of proxy card are being mailed to stockholders on or about August 13, 2014. Any stockholder giving a proxy has the power to revoke it by executing a superseding proxy by phone, internet or mail following the process described on the proxy card or by submitting a notice of revocation to the Fund prior to the date of the Meeting or in person at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for the approval of the Investment Advisory Agreement, as described in this Proxy Statement.

The presence in person or by proxy of stockholders entitled to cast one third of the votes entitled to be cast thereat constitutes a quorum at all meetings of the stockholders. For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies returned without marking a vote on Proposal 1 will be treated as shares that are present for quorum purposes. Abstentions are included in the determination of the number of shares present at the Meeting for purposes of determining the presence of a quorum. If a stockholder is present in person or by proxy at the Meeting but does not cast a vote, the stockholder’s shares will count towards a quorum but will have the effect of a vote to disapprove Proposal 1. In the event a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve Proposal 1 are not received, holders of a majority of the stock present in person or by proxy have power to adjourn the Meeting. The chairman of the Meeting may adjourn any meeting of stockholders from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting as originally notified. The Fund may set a subsequent record date and give notice of it to stockholders, in which case the meeting may be held not more than 120 days beyond the subsequent record date.

The Board of Directors has fixed the close of business on July 31, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 8,221,260 shares of common stock.

Management of the Fund knows of no item of business other than that mentioned in Proposal 1 of the Notice of Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended August 31, 2013 and a copy of its semi-annual report for the period ended February 28, 2014 to any stockholder requesting such report. Requests for the annual report or semi-annual report should be made in writing to The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, P.O. Box 5049,

One Lincoln Street, Boston, Massachusetts 02111, Attention: Chad Hallett, or by accessing the Fund’s website at www.thetaiwanfund.com or by calling (800) 283-2519.

IMPORTANT INFORMATION

The proxy statement discusses important matters affecting the Fund. Please take the time to read the proxy statement, and then cast your vote. You may obtain additional copies of the Notice of Meeting, Proxy Statement and form of proxy card by calling (800) 283-2519 or by accessing www.proxy-direct.com/twn-25810.

There are multiple ways to vote. Choose the method that is most convenient for you. To vote by telephone or Internet, follow the instructions provided on the proxy card. To vote by mail simply fill out the proxy card and return it in the enclosed postage-paid reply envelope. Please do not return your proxy card if you vote by telephone or Internet. To vote in person, attend the Meeting and cast your vote. The Meeting will be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111. To obtain directions to the Meeting call 1-617-786-3000.

PROPOSAL 1 — APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT

On May 30, 2014, the Board of Directors, all of whom are Independent Directors, voted to approve and recommend to stockholders the approval of the proposed Investment Advisory Agreement between the Fund and JF International Management Inc. (“JFIMI”) (the “Proposed Agreement”). The Proposed Agreement will replace the Interim Investment Adviser Agreement dated, July 22, 2014, between the Fund and JFIMI (the “Current Agreement”). The Current Agreement replaced the Interim Investment Advisory Agreement dated, February 22, 2014, between the Fund and Allianz Global Investors U.S. LLC (“Allianz”) (the “Prior Agreement”). The Prior Agreement replaced the Investment Advisory and Management Agreement, dated February 23, 2012, between Martin Currie, Inc. (“Martin Currie”) and the Fund (the “Martin Currie Agreement”). The Prior Agreement was submitted to the stockholders for approval at the Annual Meeting of Stockholders of the Fund held on May 14, 2014 but more shares were voted against approval of a proposed agreement with Allianz than for approval at that meeting. This Special Meeting is being held to permit stockholders to consider approval of the Proposed Agreement.

The Board has concluded that the Proposed Agreement provides for JFIMI to provide substantially the same investment advisory and management services as provided under the Current Agreement. JFIMI’s duties under the Proposed Agreement include making investment decisions, supervising the acquisition and disposition of investments and supervising the selection of brokers or dealers to execute these transactions in accordance with the Fund’s investment objective and policies and within the guidelines and directions established by the Board.

Under the Proposed Agreement, and similar to the terms of the Current Agreement, JFIMI may engage employees of an affiliated non-SEC registered entity through a participating affiliate arrangement to assist JFIMI in providing services to the Fund, provided that JFIMI supervises the services provided by those employees and such engagement will not relieve JFIMI of its obligations under the Proposed Agreement.

Under the Proposed Agreement, JFIMI will bear all expenses arising out of its duties under the Proposed Agreement but will not be responsible for any expenses of the Fund other than those specifically allocated to JFIMI in the Proposed Agreement. In particular, the Fund bears expenses for legal fees and expenses of counsel to the Fund; fees for directors and officers other than those employed by JFIMI; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodian, sub-custodian, transfer agents and registrars; fees and expenses with respect to administration (except as may be expressly provided otherwise); expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the Fund’s dividend reinvestment and cash purchase plan; costs of stationery; any litigation expenses; and costs of stockholder’s and other meetings. Under the Proposed Agreement, as is the case under the Current Agreement, JFIMI will pay the salaries and expenses of such of the Fund’s officers and directors who are directors, officers or employees of JFIMI, provided, however, that the Fund, and not JFIMI, will bear travel expenses or an appropriate fraction thereof of directors and officers of the Fund who are directors, officers or employees of JFIMI to the extent that such expenses relate to attendance at meetings of the Board or any committee thereof, and provided, further, that such expenses are incurred in accordance with the Fund’s travel policy.

Under the Proposed Agreement and the Current Agreement, neither JFIMI nor its affiliates, directors, employees, or agents will be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in the course of, connected with or arising out of any services to be rendered thereunder, except by reason of the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under the applicable agreement.

The Proposed Agreement may be terminated at any time, without payment of penalty, by JFIMI, or by the Fund acting pursuant to a vote of the Board of Directors or by a vote of a majority of the Fund’s outstanding securities (as defined in the 1940 Act) upon sixty days’ written notice, and will terminate automatically in the event of its assignment (as defined in the 1940 Act) by JFIMI.

If approved by stockholders, the Proposed Agreement would remain in effect for an initial period of two years from the date it becomes effective. Thereafter, the Proposed Agreement would continue in effect from year to year if its continuance is specifically approved at least annually by (i) a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either a vote of a majority of the Board of Directors as a whole or a majority of the Fund’s outstanding shares of common stock as defined in the 1940 Act.

Fee Provisions

Under the terms of the Martin Currie Agreement, Martin Currie was entitled to receive fees for its services, computed daily and payable monthly in US dollars, at the annual rate of 0.90% on the first $150 million in total net assets under management, 0.80% on the next $150 million in total net assets under management and 0.70% on total net assets under management over $300 million.

Under the terms of the Prior Agreement, Allianz was entitled to receive fees for its services, computed daily and payable monthly in US dollars, at the rate of 0.85% per annum of the value of the Fund’s average daily net assets up to and including $150 million of net assets; 0.80% per annum of the value of the Fund’s average daily net assets on the next $150 million of net assets; and 0.70% per annum of the value of the Fund’s average daily net assets in excess thereof.

Under the terms of the Current Agreement, services are rendered by JFIMI without fee.

Under the terms of the Proposed Agreement, JFIMI would be entitled to receive fees for its services, computed daily and payable monthly in US dollars, at the rate of 0.90% per annum of the value of the Fund’s average daily net assets up to and including $150 million of net assets; 0.80% per annum of the value of the Fund’s average daily net assets on the next $150 million of net assets; and 0.70% per annum of the value of the Fund’s average daily net assets in excess thereof.

The Fund’s total net assets as of July 31, 2014 were $179,609,395.

For the fiscal year ended August 31, 2013, the aggregate amount of advisory fees paid by the Fund was $1,393,636. Had the Proposed Agreement been in place for the fiscal year ended August 31, 2013, the advisory fees paid by the Fund would have been $1,393,636.

Approval Process and the Factors Considered by the Board of Directors in Approving the Proposed Agreements

On September 5, 2013, Martin Currie received a notice from Asset Management Ptd Ltd (“APS,”) the Fund’s sub-adviser, that APS intended to resign as sub-adviser of the Fund effective February 22, 2014. At a special Board meeting held on September 17, 2013, the Board determined it would be appropriate for the Board to meet with Martin Currie to review the arrangements for the management of the Fund’s assets. At that time, and at subsequent Board meetings held on October 8, 2013, November 11, 2013 and December 12, 2013, the Board discussed the ramifications of the APS resignation; the proposal by Martin Currie to continue to serve as the Adviser, subject to the engagement of an individual with the requisite expertise; and possible courses of action in the event that Martin Currie was unable to provide a satisfactory alternative. The Board retained a consultant to assist the Board in identifying and evaluating appropriate alternative investment advisers. After reviewing the consultant’s report, a committee of the Board identified three potential investment adviser candidates and requested that those candidates provide certain additional information. Two of those candidates, JFIMI and Allianz, provided additional information, and then were requested to make a presentation to the Board on January 20, 2014. Martin Currie was not included in the later stages of the selection process when it became clear that it would not be able to employ on a timely basis an experienced Taiwan equity portfolio manager to manage the Fund’s portfolio.

Following those presentations and further discussions with the consultant, the Board, at a meeting on January 21, 2014, determined that it would be appropriate to enter into an interim arrangement with Allianz and at the Board meeting held on January 21, 2014, the Board approved the Prior Agreement with Allianz. At that Board meeting, the Board also approved the selection of Allianz as the investment adviser for the Fund and agreed to submit the selection of Allianz for approval by the Fund’s stockholders at the next annual stockholders meeting which after adjournments was held in May 2014. At the annual meeting of stockholders held on May 14, 2014, the stockholders of the Fund did not approve the proposed agreement with Allianz.

The Board then determined to ask JFIMI to update the information that it had provided in January 2014 in response to the Fund’s Request for Proposal. After considering that information the Board held a meeting on May 30, 2014 during which it received a presentation by JFIMI and discussed the information provided by JFIMI. At that meeting, the Board approved the selection of JFIMI as Investment Adviser to the Fund noting that JFIMI proposed to engage employees of its affiliate, JPMorgan Asset Management (Taiwan) Limited (“JPMAM Taiwan”) to provide non-discretionary investment advice to JFIMI in its management of the Fund as well as trade execution and other support services via a participating affiliate arrangement. Such arrangement was subject to JPMAM Taiwan receiving necessary regulatory approvals and exemptions. These approvals and exemptions were received on July 16, 2014, which did not provide sufficient time for the Fund to seek approval of its stockholders for the appointment of JFIMI as Investment Adviser before July 21, 2014. The Board therefore entered into the Current Agreement on July 22, 2014 for a maximum term of 150 days with the understanding that it would seek stockholder approval of the Proposed Agreement at the earliest opportunity. The Board now submits the selection of JFIMI for formal approval by the Fund’s stockholders at a special stockholders’ meeting.

In making this selection the Board noted that JFIMI managed other portfolios containing Taiwan equity securities and that JFIMI proposed to engage employees of JPMAM (Taiwan) to provide non-discretionary investment advice to JFIMI in its management of the Fund as well as trade execution and other support services via a participating affiliate arrangement. The Board also considered the terms and conditions of the Proposed Agreement and the nature, scope and quality of services that JFIMI is expected to provide to the Fund. The Board also based its decision on the following considerations, among others, although the Board did not identify any consideration that was all important or controlling, and each Director attributed different weights to the various factors.

Nature, Extent and Quality of the Services provided by the Investment Adviser.    The Board reviewed and considered the nature and extent of the investment management services to be provided by JFIMI under the Proposed Agreement. The Board noted the following:

J.P. Morgan Asset Management (“JPMAM”), which is the brand name for the asset management business of JPMorgan Chase & Co. and its affiliates worldwide, is one of the leading sponsors and administrators of closed-end funds, with over $14.3 billion of closed-end fund assets under management as of June 30, 2014. The Board also noted that JFIMI managed one other Asian equity closed-end fund.

JFIMI informed the Board that the Fund’s portfolio manager is proposed to be Shumin Huang, an officer and portfolio manager of JFIMI with assistance from investment professionals employed by JPMAM Taiwan and supervised by JFIMI through a participating affiliate arrangement. The Board determined that JFIMI appeared to be capable of providing the Fund with investment management services of above average quality.

Performance, Fees and Expenses of the Fund.    The Board noted that, at the time of JFIMI’s selection by the Board, JFIMI had not been providing services to the Fund; therefore, there were limitations on the Board’s ability to evaluate the performance of JFIMI in managing the Fund. Based, however, on JFIMI’s performance in managing other portfolios containing Taiwan equity securities utilizing the resources of JPMAM Taiwan, the Board concluded that there was reason to believe that JFIMI could achieve competitive performance over the long term in managing the Fund. The Board also noted that the advisory fee agreed to by JFIMI was the same as under the Martin Currie Agreement and slightly higher than under the Prior Agreement and compared favorably with fees charged by advisers of other U.S. registered closed-end funds that invest in the Greater China region. The Board also noted that, except for certain compliance and treasury services fees that Martin Currie had been paying, other expenses of the Fund were not expected to increase as a result of the retention of JFIMI.

Economies of Scale.    The Board considered the economy of scale benefits that the Fund’s stockholders would be afforded as the management fee rate under the Proposed Agreement declines as the Fund’s assets grow.

Other Benefits of the Relationship.    The Board considered whether there were other benefits that JFIMI and its affiliates may derive from its relationship with the Fund and concluded that any such benefits were likely to be minimal.

Resources of the Proposed Investment Adviser.    The Board considered whether JFIMI is financially sound and has the resources necessary to perform its obligations under the Proposed Agreement, noting that JFIMI appears to have the financial resources necessary to fulfill its obligations under the Proposed Agreement.

General Conclusions.    After considering and weighing all of the above factors, the Board concluded that it would be in the best interest of the Fund and its stockholders to approve the Proposed Agreement. In reaching this conclusion, the Board did not give particular weight to any single factor referenced above.

Information About the Proposed Adviser and J.P. Morgan Asset Management

JFIMI was incorporated in the British Virgin Islands in 1992 and is registered as an investment advisor under the U.S. Investment Advisers Act of 1940, as amended. JFIMI’s principal address is 21st Floor, Chater House, 8 Connaught Road, Central, Hong Kong. JFIMI operates under the name of J.P. Morgan Asset Management (JPMAM), the brand name for the asset management business of JPMorgan Chase & Co. and its affiliates worldwide. JPMorgan Chase & Co. is the ultimate parent company of JFIMI. JPMAM has assets under management totaling $1.7 trillion as at June 30, 2014.

JPMAM has been managing closed-end funds for over 140 years. It currently manages 25 closed-end funds that trade on the London Stock Exchange (23) and New York Stock Exchange (2) with collective assets of $14.3 billion (as of June 30, 2014). The two U.S. closed-end funds JPMAM currently manages are the JPMorgan China Region Fund, Inc. and Pacholder High Yield Fund, Inc.

Principal Executive Officer and Directors of JFIMI

The following table sets forth certain information concerning the principal executive officer and each of the directors of JFIMI.

Name/Address	Position Held	Since	Principal Occupation or Employment
Roger Hepper 8 Connaught Road, Central, Floor 21 Hong Kong	Director	2011	Chief Operating Officer of JPMAM Asia Pacific.

Edward Pulling 8 Connaught Road, Central, Floor 21 Hong Kong	Director	2012	Chief Investment Officer of JPMAM Pacific Regional Group.

Name/Address	Position Held	Since	Principal Occupation or Employment
Howard Wang 8 Connaught Road, Central, Floor 21 Hong Kong	Director	2012	Head of JPMAM Pacific Regional Group’s Greater China team.

Rukhshad Shroff 8 Connaught Road, Central, Floor 19 Hong Kong	Director	2012	Portfolio Manager.

Simon Crinage 8 Connaught Road, Central, Floor 21 Hong Kong	Director	2014	Head of JPMAM’s Closed-End Fund Business.

The following table sets forth certain information concerning the individual who is anticipated to serve as portfolio manager for the Fund:

Name/Address	Position Held with Proposed Adviser	Since	Principal Occupation or Employment
Shumin Huang 8 Connaught Road, Central, Floor 21 Hong Kong	Officer and Portfolio Manager	2014	Portfolio Manager, member of JPMAM Pacific Regional Group’s Greater China team.

Required Vote

The 1940 Act requires that an investment advisory contract between an investment company and an investment adviser be in writing, that such contract specify, among other things, the compensation payable to the adviser pursuant thereto and that such contract be approved by the holders of a majority of the investment company’s outstanding shares of common stock as defined in the 1940 Act and discussed below.

Approval of the Proposed Agreement will require the affirmative vote of a majority of the Fund’s outstanding shares of common stock. As defined in the 1940 Act, a “majority of the outstanding shares” means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if more than 50% of the outstanding shares are present, or more than 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the Proposed Agreement. If this proposal is not approved by stockholders, the Fund will continue under the Current Agreement while the Board of Directors considers other steps.

A Form of the Proposed Agreement is attached as Appendix A.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED AGREEMENT BETWEEN THE FUND AND JFIMI

GENERAL INFORMATION

Fund Administration

State Street Bank and Trust Company acts as Administrator to the Fund pursuant to an Administration Agreement between the Administrator and the Fund. The principal business address of the Administrator is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who are registered as beneficial owners of more than 5% of the Fund’s outstanding shares as of July 31, 2014.

Title Of Class	Name and Address	Shares	Percent of Class
Common Stock	CEDE & CO Bowling Green STN P. O. Box 20 New York, NY 10274-0020	8,188,329	99.59%

The shares held by Cede & Co. include the accounts set forth below. This information is based on publicly available information such as Schedule 13D and 13G disclosures filed with the SEC or other similar regulatory filings from foreign jurisdictions.

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	City of London 77 Gracechurch Street, London, England EC3V OAS	Has shared power to vote and dispose of 2,495,365 shares	30.35%

Common Stock	Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	Has sole power to vote and dispose of 2,050,324 shares	24.94%

Common Stock	Advance Developing Markets Trust Crusader House 145-157 St. John Street London, England EC1V 4RU	Has shared power to vote and dispose of 812,813 shares	9.89%

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is information on the ownership of the Fund’s outstanding shares by the Directors and Executive Officers of the Fund as of July 31, 2014.

Title Of Class	Name and Address	Shares	Percent of Class
Common Stock	M. Christopher Canavan, Jr. 73 Brook Street Wellesley, MA 02482	357	0%

Common Stock	Michael F. Holland 375 Park Avenue, Suite 2108 New York, NY 10152	2,450	0%

Common Stock	William C. Kirby Morgan Hall 167 Harvard Business School Boston, MA 02163	1,330	0%

Common Stock	Anthony Kai Yiu Lo 2/F Hong Villa 12 Bowen Street Hong Kong	None	0%

Common Stock	Joe O. Rogers 2477 Foxwood Drive Chapel Hill, NC 27514	4,048	0%

As of July 31, 2014, Simon Crinage and William C. Cox, the President and Treasurer of the Fund, respectively, did not own any shares of the Fund. As of July 31, 2014, the Directors and Executive Officers of the Fund owned less than 1% of the Fund as a group.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile or other electronic means, by officers of the Fund or personnel of the Administrator. The Fund has retained AST Fund Solutions LLC to assist in the proxy solicitation. The total cost of proxy solicitation services, including legal and printing fees, is estimated at $48,000, plus out-of-pocket expenses. The expenses connected with the solicitation of proxies including proxies solicited by the Fund’s officers or agents in person, by telephone or by facsimile or other electronic means will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

In the event that sufficient votes in favor of the proposal set forth in the Notice of this Meeting are not received by September 22, 2014, the persons named as attorneys in the enclosed proxy may propose and vote to approve one or more adjournments of the Meeting to permit further solicitation of proxies.

STOCKHOLDER PROPOSALS

In order to submit a stockholder proposal to be considered for inclusion in the Fund’s proxy statement for the Fund’s 2015 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The Taiwan Fund Inc., c/o Secretary of the Fund/State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111) not later than November 5, 2015. Any stockholder who desires to bring a proposal at the Fund’s 2014 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The Taiwan Fund, Inc., c/o Secretary of the Fund/State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111), not before December 5, 2014 and not later than January 4, 2015.

By order of the Board of Directors,

Brian F. Link

Secretary

The Taiwan Fund, Inc.

c/o State Street Bank and Trust Company

P.O. Box 5049

One Lincoln Street,

Boston, Massachusetts 02111

August 13, 2014

APPENDIX A

FORM OF INVESTMENT ADVISORY AGREEMENT

AGREEMENT, dated and effective as of 12:00 A.M. EST (Hong Kong time) September 23, 2014 (the “Agreement”), between THE TAIWAN FUND, INC., a Maryland corporation of Two Avenue De Lafayette, PO Box 5049 (02206-5049), Boston MA 02111 (herein referred to as the “Fund”), and JF INTERNATIONAL MANAGEMENT, INC., a corporation organized in the British Virgin Islands with principal place of business at 21st Floor, Chater House, 8 Connaught Road, Central, Hong Kong (herein referred to as the “Adviser”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1.                The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith, to supervise the Fund’s acquisition and disposition of securities and other investments, including derivatives, and to select brokers or dealers to carry out the transactions, all in accordance with the Fund’s investment objectives and policies and in accordance with guidelines and directions from the Fund’s Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund’s business, subject to the direction and control of the Fund’s Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books, records, reports and any other information required under the Investment Company Act of 1940, as amended (the “1940 Act”) and to furnish or cause to be furnished all required reports or other information under Taiwan securities laws, to the extent that such books, records and reports and other information are not maintained or furnished by the custodian or other agents of the Fund; (iv) to report regularly to the Fund’s Board of Directors on the investment program for the Fund and to furnish the Fund’s Board of Directors such periodic and special reports as the Fund’s Board of Directors may reasonably request, including, but not limited to, reports concerning investment transactions and performance of the Fund; (v) to provide reasonable assistance to the Fund’s administrator as needed in the preparation of reports and notices by the Fund to stockholders, in the preparation of filings with the Securities and Exchange Commission (the “SEC”) and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act, as amended from time to time, (vi) to provide reasonable assistance to the Fund’s Board of Directors or the Fund’s administrator to determine or confirm the value of any portfolio security for which the Fund’s administrator seeks assistance from the Adviser or identifies for review by the Adviser, (vii) to the extent permitted, to assist in such marketing and investor relations activities with respect to the Fund as the Fund may reasonably request, (viii) to vote the Fund’s proxies only in accordance with the Adviser’s proxy voting policies in effect from time to time, provided that the Fund’s Board of Directors has approved the Adviser’s proxy voting guidelines including any amendments from time to time; and (ix) to pay the salaries and expenses of such of the Fund’s officers and directors as are directors, officers or employees of the Adviser (and to permit its directors, officers or employees to so serve if elected to such positions by the Fund’s Board of Directors); provided, however, that the Fund, and not the Adviser, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto and provided further that such expenses are incurred in accordance with the Fund’s travel policy in effect at the time. The Adviser shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Adviser in this paragraph 1. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of the Adviser or of any one or more organizations acting as “participating affiliate” of the Adviser); fees payable to any consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage and other communication expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund’s custodians, subcustodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery; costs of stockholders’ and other meetings; litigation expenses; or expenses relating to the Fund’s dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan).

2.                The Fund acknowledges that in rendering investment advisory services to the Fund under this Agreement, the Adviser may use the resources of its affiliate, JPMorgan Asset Management (Taiwan) Limited (“JPMAM Taiwan”) that is not registered under the U.S. Investment Advisers Act of 1940 (the “Advisers Act”) to provide non-discretionary investment advice to the Adviser and execute portfolio trades for the Fund. JPMAM Taiwan is a “participating affiliate” of the Adviser as that term is used in relief granted by the staff of the SEC allowing U.S. registered advisers to use investment advisory and trading resources of unregistered non-U.S. advisory affiliates subject to the regulatory supervision of the registered adviser. JPMAM Taiwan and its employees who provide services to the Fund are considered under the Memorandum of Understanding (“MOU”) between the Adviser and JPMAM Taiwan to be “associated persons” of the Adviser as that term is defined in the Advisers Act for purposes of the Adviser’s required supervision.

3.                In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Fund’s Board of Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion. The Fund hereby agrees with the Adviser that any entity or person associated with the Adviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the “1934 Act”), subject to compliance with the 1940 Act and the rules thereunder.

4.                The Fund agrees to pay to the Adviser in United States dollars, as full compensation for the services to be rendered and expenses to be borne by the Adviser hereunder, a monthly fee which, on an annual basis, is equal to 0.90% per annum of the value of the Fund’s average daily net assets up to and including $150 million of net assets; 0.80% per annum of the value of the Fund’s average daily net assets on the next $150 million of net assets; and 0.70% per annum of the value of the Fund’s average daily net assets in excess thereof. All fees and charges payable by the Fund under this Agreement are exclusive of any taxes and shall be paid free of withholding or deduction. If there are any taxes imposed on the remuneration of the Adviser, then the remuneration will be grossed up accordingly such that the Adviser will receive an amount for remuneration as if the taxes were not imposed. The fees payable to the Adviser shall be computed and accrued daily and paid monthly. If the Adviser shall serve for less than any whole month, the foregoing compensation shall be prorated.

The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the valuation policies of the Fund, as amended from time to time.

5.                The Adviser agrees that it will not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment. Where the Adviser provides services to the Fund in relation to derivative products, including futures contracts and options, the Adviser shall provide to the Fund, upon request, product specifications and prospectus or offering documents (if any).

6.                Nothing herein shall be construed as prohibiting the Adviser from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Taiwan issuers, except that the Adviser shall notify the Fund where it acts as the investment adviser or investment manager to any other investment company that is listed on the New York Stock Exchange and has a policy to invest primarily in Taiwan securities. The Fund acknowledges and agrees that the Adviser will not give such notice to the Fund until its appointment as adviser to another investment company is public information. In addition, the Adviser may not utilize information furnished to the Adviser by advisers and consultants to the Fund in providing investment management services to another New York Stock Exchange listed investment company with a policy to invest primarily in Taiwan securities. Nothing contained herein shall be construed as constituting the Adviser as an agent of the Fund.

Whenever the Fund and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Adviser to be equitable to each entity, which procedures and any amendments thereto shall be provided to the Fund’s Board for review. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Adviser to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Fund acknowledges that the persons employed by the Adviser to assist in the performance of the Adviser’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

7.                (a) The Adviser does not guarantee the future performance of the Fund or any specific level of performance, the success of any investment decision or strategy that the Adviser may use, or the success of the Adviser’s overall management of the Fund. The Fund understands that investment decisions made for the Fund by the Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.

(b) The Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Adviser nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or by reason of reckless disregard on the part of the Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

(c) Neither party shall be liable to the other for any indirect, consequential, punitive or special loss or damages under this Agreement.

8.                (a) The Adviser agrees to indemnify the Fund for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Fund may become subject (“Losses”) as a direct result of Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided, however, that nothing contained herein shall require that the Fund be indemnified for Losses that resulted from the Fund’s or its agent’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; further provided that the Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(b) The Fund agrees to indemnify the Adviser for, and hold it harmless against, any and all Losses to which the Adviser may become subject as a direct result of this Agreement or the Adviser’s performance of its duties hereunder; provided, however, that nothing contained herein shall require that the Adviser be indemnified for Losses that resulted from the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided that the Fund shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

9.                This Agreement shall be in effect for an initial term of two years from the date of this Agreement and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days’ written notice, by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Adviser.

This Agreement shall automatically be terminated in the event of its assignment. Any notice to the Fund or the Adviser shall be deemed given when received by the addressee.

10.                This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. It may be amended by mutual agreement of the parties, but only after authorization of such amendment by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (ii) if required by applicable SEC rules, regulations or orders, a vote of the holders of a majority of the outstanding voting securities of the Fund.

11.                The Adviser may, without cost to the Fund, employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable the Adviser to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, the Adviser may provide information about the Fund to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. The Adviser will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the Adviser of any of its obligations under this Agreement.

12.                This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act, the rules and regulations thereunder and interpretations thereof by the SEC or its staff.

13.                This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14.                Each party hereto irrevocably agrees that any suit, action or proceeding against either of the Adviser or the Fund arising out of or relating to this Agreement shall be subject to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, to its address as set forth in this Agreement.

15.                The Adviser represents and warrants that it is duly registered as an investment adviser under the U.S. Investment Advisers Act of 1940 and licensed by the Hong Kong Securities and Futures

Commission (“the SFC”) to carry out Type 4 (advising on securities), and Type 9 (asset management) regulated activities as set out in Schedule 5 to the Securities and Futures Ordinance. The Adviser’s CE number with the SFC is ABG492. JPMAM Taiwan has received a license from the Financial Supervisory Commission (the “FSC”) in the Republic of China to provide services under the MOU. The Adviser will use its reasonable efforts to, and to procure JPMAM Taiwan (as the case may be) to, maintain in effect such registration and license during the term of this Agreement. The MOU complies with the laws and regulations of the Republic of China.

The Fund acknowledges that the Fund may have provided and may, from time to time, provide certain personal information on individuals relating to the Fund and/or a third party (“Data”) to the Adviser. The Fund acknowledges that the Adviser has informed the Fund of its right to request access to and/or correction of the Data which the Adviser may hold and that request may be made to the Personal Data Officer of the Adviser at its principal place of business in Hong Kong as stated at the beginning of this Agreement. The Fund further acknowledges that the Adviser has informed the Fund and the Fund hereby consents that Data may be collected, held, processed, disclosed or used by the Adviser and transferred to any office of the Adviser, any of Adviser’s holding companies or Associates, any of the Adviser’s agents and any other third party which provides services to the Adviser, within or outside Hong Kong, for the purposes of the Adviser or any such other entity providing the services contemplated under this Agreement and to facilitate the provision by an affiliate to the Fund of potential additional products and services. The Fund represents and warrants that appropriate consent has been obtained from the relevant individuals for such collection, storage, processing, disclosure, usage and transfer of Data.

16.                The Fund represents and warrants that it has full legal right to enter into this Agreement and to perform the obligations hereunder and that it has obtained all necessary consents and approvals to enter into this Agreement. The Fund also confirms that it has notice of the risk disclosure statement as set out in Appendix to this Agreement.

17.                The parties will inform each other in writing within a reasonable time of material changes to the information provided to each other under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

THE TAIWAN FUND, INC

By:
Name: Joe O. Rogers
Title: Chairman

JF INTERNATIONAL MANAGEMENT INC

By:
Name:
Title:

APPENDIX

RISK DISCLOSURE STATEMENT

RISK OF SECURITIES TRADING

The prices of securities fluctuate, sometimes dramatically. The price of a security may move up or down, and may become valueless. It is as likely that losses will be incurred rather than profit made as a result of buying and selling securities.

RISK OF TRADING FUTURES AND OPTIONS

The risk of loss in trading futures contracts or options is substantial. In some circumstances, you may sustain losses in excess of your initial margin funds. Placing contingent orders, such as “stop-loss” or “stop-limit” orders, will not necessarily avoid loss. Market conditions may make it impossible to execute such orders. You may be called upon at short notice to deposit additional margin funds. If the required funds are not provided within the prescribed time, your position may be liquidated. You will remain liable for any resulting deficit in your account. You should therefore study and understand futures contracts and options before you trade and carefully consider whether such trading is suitable in the light of your own financial position and investment objectives. If you trade options you should inform yourself of exercise and expiration procedures and your rights and obligations upon exercise or expiry.

RISK OF TRADING IN LEVERAGED FOREIGN EXCHANGE CONTRACTS

The risk of loss in leveraged foreign exchange trading can be substantial. You may sustain losses in excess of your initial margin funds. Placing contingent orders, such as “stop-loss” or “stop-limit” orders, will not necessarily limit losses to the intended amounts. Market conditions may make it impossible to execute such orders. You may be called upon at short notice to deposit additional margin funds. If the required funds are not provided within the prescribed time, your position may be liquidated. You will remain liable for any resulting deficit in your account. You should therefore carefully consider whether such trading is suitable in light of your own financial position and investment objectives.

RISK OF MARGIN TRADING

The risk of loss in financing a transaction by deposit of collateral is significant. You may sustain losses in excess of your cash and any other assets deposited as collateral with the dealer or securities margin financier. Market conditions may make it impossible to execute contingent orders, such as “stop-loss” or “stop-limit” orders. You may be called upon at short notice to make additional margin deposits or interest payments. If the required margin deposits or interest payments are not made within the prescribed time, your collateral may be liquidated without your consent. Moreover, you will remain liable for any resulting deficit in your account and interest charged on your account. You should therefore carefully consider whether such a financing arrangement is suitable in light of your own financial position and investment objectives.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting One Lincoln Street Boston, MA 02111 on September 22, 2014

Please detach at perforation before mailing.

PROXY	THE TAIWAN FUND, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 22, 2014	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Joe O. Rogers and Brian F. Link, and each of them, the proxies of the undersigned, with full power of substitution to each of them, to vote all shares of The Taiwan Fund, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of The Taiwan Fund, Inc. to be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, on Monday, September 22, 2014 at 10:30 a.m., local time, and at any adjournments thereof, unless otherwise specified in the boxes provided on the reverse side hereof, for the approval of the proposed Investment Management Agreement, and in their discretion, on any other business which may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes all proxies with respect to such shares heretofore given. The undersigned acknowledges receipt of the Proxy Statement date August 13, 2014.

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction will be voted “AGAINST” the approval of the proposed Investment Management Agreement.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Signature and Title, if applicable

Signature (if held jointly)

Date	TWN_25810_081214

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be Held on September 22, 2014.

The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/twn-25810

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ¢

	FOR	AGAINST	ABSTAIN
1. To approve the proposed Investment Management Agreement between the Fund and JF International Management Inc.	☐	☐	☐

2.      To vote and otherwise represent the undersigned on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof, in the discretion of the proxy holder(s).

PLEASE SIGN AND DATE ON THE REVERSE SIDE

TWN_25810_081214